Exhibit 99.1

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. ! ! ! V27335-S76724 For Against Abstain ! ! ! PEOPLES FINANCIAL SERVICES CORP. 150 N. WASHINGTON AVENUE SCRANTON, PA 18503 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/PFIS2024SM You may attend the meeting via the Internet and vote during the meeting. Have the control number that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Note: Please sign exactly as your name or names appear(s) on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. Note: Consummation of the merger and other transactions contemplated by the Agreement and Plan of Merger is not conditioned on the Peoples Bylaws Proposal, the Peoples Compensation Proposal, or the Peoples Adjournment Proposal. PEOPLES FINANCIAL SERVICES CORP. 1. A proposal to approve the Agreement and Plan of Merger, dated as of September 27, 2023, by and between Peoples Financial Services Corp. (Peoples) and FNCB Bancorp, Inc. (FNCB) (the, "merger agreement") and the other transactions contemplated by the merger agreement, pursuant to which FNCB will merge with and into Peoples, with Peoples surviving, as more fully described in the accompanying joint proxy statement/prospectus (the "Peoples Merger Proposal"); THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" ALL OF THE PROPOSALS LISTED BELOW. 3. A proposal to approve, on an advisory (non-binding) basis, the merger-related compensation payments that may be paid to the applicable named executive officer of Peoples in connection with the transactions contemplated by the merger agreement, as more fully described in the accompanying joint proxy statement/prospectus (the "Peoples Compensation Proposal"); and 4. A proposal to adjourn the Peoples special meeting, if necessary or appropriate, to solicit additional proxies if, immediately prior to such adjournment, there are not sufficient votes to approve the Peoples merger proposal or to ensure that any supplement or amendment to the accompanying joint proxy statement/prospectus is timely provided to holders of Peoples common stock (the "Peoples Adjournment Proposal"). 2. A proposal to approve an amendment to the Peoples Second Amended and Restated Bylaws that would add a provision to provide for the limitation of liability for officers and directors of Peoples, as permitted by the Pennsylvania Business Corporation Law of 1988, as amended, as more fully described in the accompanying joint proxy statement/prospectus (the "Peoples Bylaws Proposal"); ! ! ! ! ! ! SCAN TO VIEW MATERIALS & VOTEw

V27336-S76724 PEOPLES FINANCIAL SERVICES CORP. 150 N. Washington Avenue Scranton, PA 18503 PROXY SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON MARCH 22, 2024 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoint(s) Stephen N. Lawrenson and Dominick P. Gianuzzi, or either of them acting in the absence of the other, each with full power of substitution, as proxies, for and in the name and place of the undersigned, to represent and vote as designated on the reverse side, all the shares of Common Stock of Peoples Financial Services Corp. held of record by the undersigned at the close of the business day on January 19, 2024, the record date for the Special Meeting of Shareholders, at the Special Meeting of Shareholders to be held at www.virtualshareholdermeeting.com/PFIS2024SM on March 22, 2024, at 9 a.m., Eastern Time, and any adjournments or postponements thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS LISTED. The undersigned hereby acknowledges receipt of the Joint Proxy Statement/Prospectus dated on or about January 25, 2024 and hereby revokes any proxy or proxies heretofore given to vote shares at the Special Meeting of Shareholders and any adjournments or postponements thereof. Please sign, date and mail your proxy card in the envelope provided as soon as possible. (Continued and to be signed on the reverse side) Important Notice Regarding the Availability of Joint Proxy Statement/Prospectus for the Special Meeting: The Joint Proxy Statement/Prospectus is available at www.proxyvote.com. SPECIAL MEETING OF SHAREHOLDERS OF PEOPLES FINANCIAL SERVICES CORP. March 22, 2024